HUDSON PACIFIC PROPERTIES, INC.
FOURTH QUARTER 2013
Supplemental Operating and Financial Data

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Northern and Southern California and the Pacific Northwest; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on March 14, 2013. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on March 14, 2013.

Hudson Pacific Properties, Inc.
Fourth Quarter 2013 Supplemental Operating and Financial Data

Hudson Pacific Properties, Inc.
Fourth Quarter 2013 Supplemental Operating and Financial Data

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Sixth Floor, Los Angeles, California 90025 (310) 445-5700
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Jonathan M. Glaser
Chairman of the Board and Chief Executive Officer, Hudson Pacific Properties, Inc.	President and Chief Executive Officer, Catellus Development Corporation	Managing Member, JMG Capital Management LLC

Richard B. Fried	Mark D. Linehan	Robert M. Moran, Jr.
Managing Member, Farallon Capital Management, L.L.C.	President and Chief Executive Officer, Wynmark Company	Co-founder and Co-owner, FJM Investments LLC

Barry A. Porter		Patrick Whitesell
Managing General Partner, Clarity Partners L.P.		Co-Chief Executive, WME Entertainment

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Mark T. Lammas	Christopher Barton
Chief Executive Officer	Chief Financial Officer	EVP, Operations and Development

Alexander Vouvalides	Dale Shimoda	Kay L. Tidwell
Chief Investment Officer	EVP, Finance	EVP, General Counsel and Secretary

Arthur X. Suazo	Harout Diramerian	Drew Gordon
VP, Leasing	Chief Accounting Officer	SVP, Pacific Northwest

Elva Hernandez		Gary Hansel
VP, Controller		SVP, Regional Operations
INVESTOR RELATIONS
Addo Communications (310) 829-5400 Email Contact: lasseg@addocommunications.com Please visit our corporate Web site at: www.hudsonpacificproperties.com

Hudson Pacific Properties, Inc.
Fourth Quarter 2013 Supplemental Operating and Financial Data

CORPORATE DATA
(unaudited, $ in thousands, except per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties in select growth markets primarily in Northern and Southern California and the Pacific Northwest. Our investment strategy is focused on high barrier-to-entry, in-fill locations with favorable, long-term supply-demand characteristics. These markets include Los Angeles, Orange County, San Diego, San Francisco, Silicon Valley, the East Bay, and the Pacific Northwest, which we refer to as our target markets. This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Web site at www.hudsonpacificproperties.com.

Number of office properties owned	24
Office properties square feet (in thousands)	5,293
Stabilized office properties leased rate as of December 31, 2013(1)	95.4%
Stabilized office properties occupied rate as of December 31, 2013(1)(2)	90.1%

Number of media & entertainment properties owned	2
Media & entertainment square feet (in thousands)	884
Media & entertainment occupied rate as of December 31, 2013(3)	69.9%

Number of land assets owned	4
Land assets estimated developable square feet (in thousands)(4)	1,587

Market capitalization (in thousands):
Total debt(5)	$925,988
Series A Preferred Units	10,475
Series B Preferred Stock	145,000
Common equity capitalization(6)	1,308,517
Total market capitalization	$2,389,980
Debt/total market capitalization	38.7%
Series A preferred units & debt/total market capitalization	39.2%
Common stock data (NYSE:HPP):
Range of closing prices(7)	$ 19.03-22.29
Closing price at quarter end	$21.87
Weighted average fully diluted common stock\units outstanding (in thousands)(8)	59,220
Shares of common stock\units outstanding on December 31, 2013 (in thousands)(9)	59,832
__________________________

(1)	Stabilized office properties leased rate and occupied rate excludes the development, redevelopment, lease-up properties, and properties held-for-sale described on page 14.

(2)	Represents percent leased less signed leases not yet commenced.

(3)	Percent occupied for media and entertainment properties is the average percent occupied for the 12 months ended December 31, 2013.

(4)
Estimated developable square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(5)	Total debt excludes non-cash loan premium/discount.

(6)
Common equity capitalization represents the shares of common stock (including unvested restricted shares) and common units of partnership interests, or common units, in Hudson Pacific Properties, L.P., or the Operating Partnership, not owned by us multiplied by the closing price of our stock at the end of the period.

(7)	For the quarter ended December 31, 2013.

(8)
For the quarter ended December 31, 2013, diluted shares represent ownership in our Company through shares of common stock, common units and other convertible or exchangeable instruments. While our series A preferred units became exchangeable on June 29, 2013, the conversion of the series A preferred units into shares of our common stock would be anti-dilutive based on the average daily share price of our common stock over the three months ended December 31, 2013, and therefore the fully diluted common stock\units do not include shares issuable upon exchange of our series A preferred units.

(9)
This amount represents fully diluted common stock and common units (including unvested restricted stocks) at December 31, 2013. While our series A preferred units became exchangeable on June 29, 2013, the conversion of the series A preferred units into shares of our common stock would be anti-dilutive based on the average daily share price of our common stock over the three months ended December 31, 2013, and therefore the fully diluted common stock\units do not include shares issuable upon exchange of our series A preferred units.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
Fourth Quarter 2013 Supplemental Operating and Financial Data

Consolidated Balance Sheets
(Unaudited, in thousands, except share data)

	December 31, 2013	December 31, 2012
ASSETS
Total investment in real estate, net	$1,918,988	$1,340,361
Cash and cash equivalents	30,356	18,904
Restricted cash	16,750	14,322
Accounts receivable, net	8,253	12,167
Notes receivable	—	4,000
Straight-line rent receivables	22,030	12,732
Deferred leasing costs and lease intangibles, net	112,204	81,010
Deferred finance costs, net	8,577	8,175
Interest rate contracts	192	71
Goodwill	8,754	8,754
Prepaid expenses and other assets	5,170	4,588
Assets associated with real estate held for sale	—	54,608
TOTAL ASSETS	$2,131,274	$1,559,692

LIABILITIES AND EQUITY
Notes payable	$931,308	$582,085
Accounts payable and accrued liabilities	27,511	18,578
Below-market leases, net	45,441	31,560
Security deposits	6,022	5,291
Prepaid rent	7,651	11,276
Obligations associated with real estate held for sale	—	1,205
TOTAL LIABILITIES	$1,017,933	$649,995

6.25% series A cumulative redeemable preferred units of the Operating Partnership	10,475	12,475

EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 authorized; 8.375% series B cumulative redeemable preferred stock, $25.00 liquidation preference, 5,800,000 shares outstanding at December 31, 2013 and December 31, 2012, respectively	$145,000	$145,000
Common stock, $0.01 par value, 490,000,000 authorized, 57,230,199 shares and 47,496,732 shares outstanding at December 31, 2013 and December 31, 2012, respectively	572	475
Additional paid-in capital	903,984	726,605
Accumulated other comprehensive loss	(997)	(1,287)
Accumulated deficit	(45,113)	(30,580)
Total Hudson Pacific Properties, Inc. stockholders’ equity	$1,003,446	$840,213
Non-controlling interest—members in Consolidated Entities	45,683	1,460
Non-controlling common units in the Operating Partnership	53,737	55,549
TOTAL EQUITY	$1,102,866	$897,222
TOTAL LIABILITIES AND EQUITY	$2,131,274	$1,559,692

Hudson Pacific Properties, Inc.
Fourth Quarter 2013 Supplemental Operating and Financial Data

Consolidated Statements of Operations (Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2013	2012	2013	2012
Revenues
Office
Rental	$35,174	$24,298	$124,839	$88,459
Tenant recoveries	8,253	6,173	25,870	22,029
Parking and other	4,260	2,778	14,732	9,840
Total office revenues	$47,687	$33,249	$165,441	$120,328

Media & entertainment
Rental	$5,841	$6,267	$23,003	$23,598
Tenant recoveries	566	527	1,807	1,598
Other property-related revenue	3,267	3,936	15,072	14,733
Other	56	58	235	204
Total media & entertainment revenues	$9,730	$10,788	$40,117	$40,133

Total revenues	$57,417	$44,037	$205,558	$160,461

Operating expenses
Office operating expenses	$19,243	$14,622	$63,434	$50,599
Media & entertainment operating expenses	6,016	6,347	24,149	24,340
General and administrative	4,757	3,749	19,952	16,497
Depreciation and amortization	16,994	17,144	70,063	54,758
Total operating expenses	$47,010	41,862	$177,598	$146,194

Income from operations	$10,407	$2,175	$27,960	$14,267

Other expense (income)
Interest expense	$6,797	$5,094	$25,470	$19,071
Interest income	(10)	(157)	(272)	(306)
Acquisition-related expenses	454	236	1,446	1,051
Other income	(140)	(57)	(99)	(92)
Total other expense (income)	$7,101	$5,116	$26,545	$19,724

Income (loss) from continuing operations	$3,306	$(2,941)	$1,415	$(5,457)

(Loss) income from discontinued operations	(37)	(30)	1,571	451
Impairment loss from discontinued operations	—	—	(5,580)	—
Net (loss) income from discontinued operations	$(37)	$(30)	$(4,009)	$451

Net income (loss)	$3,269	$(2,971)	$(2,594)	$(5,006)

Net income attributable to preferred stock and units	$(3,200)	$(3,231)	$(12,893)	$(12,924)
Net income attributable to restricted shares	(71)	(69)	(300)	(295)
Net (income) loss attributable to non-controlling interest in Consolidated Entities	(78)	21	321	21
Net (income) loss attributable to common units in the Operating Partnership	(3)	310	633	1,014
Net loss attributable to Hudson Pacific Properties, Inc. common stockholders	$(83)	$(5,940)	$(14,833)	$(17,190)
Basic and diluted per share amounts:
Net loss from continuing operations attributable to common stockholders	$—	$(0.13)	$(0.20)	$(0.42)
Net (loss) income from discontinued operations	—	—	(0.07)	0.01
Net loss attributable to common stockholders’ per share—basic and diluted	$—	$(0.13)	$(0.27)	$(0.41)
Weighted average shares of common stock outstanding—basic and diluted	56,271,285	46,690,196	55,182,647	41,640,691
Dividends declared per share of common stock	$0.125	$0.125	$0.500	$0.500

Hudson Pacific Properties, Inc.
Fourth Quarter 2013 Supplemental Operating and Financial Data

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Funds From Operations (FFO)(1)
Net income (loss)	$3,269	$(2,971)	$(2,594)	$(5,006)
Adjustments:
Depreciation and amortization of real estate assets	16,994	17,144	70,063	54,758
Depreciation and amortization—discontinued operations	—	458	789	2,266
Impairment loss	—	—	5,580	—
FFO attributable to non-controlling interest in Consolidated Entities	(1,132)	(17)	(2,243)	(17)
Net income attributable to preferred stock and units	(3,200)	(3,231)	(12,893)	(12,924)
FFO to common stockholders and unit holders	$15,931	$11,383	$58,702	$39,077
Specified items impacting FFO:
Acquisition-related expenses	$454	$236	$1,446	$1,051
Supplemental property tax expenses/(savings)	—	—	(797)	918
Lease termination revenue	(753)	—	(1,591)	—
FFO (excluding specified items) to common stockholders and unit holders	$15,632	$11,619	$57,760	$41,046

Weighted average common stock/units outstanding—diluted	59,220	49,679	58,165	44,693
FFO per common stock/unit—diluted	$0.27	$0.23	$1.01	$0.87
FFO (excluding specified items) per common stock/unit—diluted	$0.26	$0.23	$0.99	$0.92

Adjusted Funds From Operations (AFFO)(1)
FFO	$15,931	$11,383	$58,702	$39,077
Adjustments:
Straight-line rent	(2,434)	(119)	(10,066)	(3,365)
Amortization of prepaid rent(2)	—	327	109	1,294
Amortization of above market and below market leases, net	(1,684)	(1,209)	(6,028)	(3,564)
Amortization of below market ground lease	62	62	247	247
Amortization of lease buy-out costs	(1)	23	36	91
Amortization of deferred financing costs and loan premium/discount, net	65	250	486	1,126
Recurring capital expenditures, tenant improvements and lease commissions	(11,952)	(7,906)	(47,805)	(17,844)
Non-cash compensation expense	1,480	1,014	6,454	4,212
AFFO	$1,467	$3,825	$2,135	$21,274

Dividends paid to common stock and unit holders	$7,446	$6,207	$29,607	$23,199
AFFO payout ratio	507.6%	162.3%	1,386.7%	109.0%
______________________________

(1)	See page 21 for Management’s Statements on Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO).

(2)
Represents the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment.

Hudson Pacific Properties, Inc.
Fourth Quarter 2013 Supplemental Operating and Financial Data

DEBT SUMMARY
(unaudited, $ in thousands)
The following table sets forth information with respect to our outstanding indebtedness as of December 31, 2013.

			Annual		Balance at
Debt	Outstanding	Interest Rate(1)	Debt Service(1)	Maturity Date	Maturity
Unsecured Revolving Credit Facility	$155,000	LIBOR+1.55% to 2.20%	$—	8/3/2016	$155,000
Mortgage loan secured by 3401 Exposition Boulevard(2)	13,233	LIBOR+3.80%	—	5/31/2014	13,233
Mortgage loan secured by 6922 Hollywood Boulevard(3)	40,396	5.58%	3,230	1/1/2015	39,426
Mortgage loan secured by 275 Brannan	15,000	LIBOR+2.00%	—	10/5/2015	15,000
Mortgage loan secured by Pinnacle II(4)	88,540	6.313%	6,754	9/6/2016	85,301
Mortgage loan secured by 901 Market(5)	49,600	LIBOR+2.25%	—	10/31/2016	49,600
Mortgage loan secured by Element LA(6)	566	LIBOR+1.95%	—	11/1/2017	566
Mortgage loan secured by Sunset Gower/Sunset Bronson(7)	97,000	LIBOR+2.25%	—	2/11/2018	97,000
Mortgage loan secured by Rincon Center(8)	105,853	5.134%	7,195	5/1/2018	97,673
Mortgage loan secured by First & King(9)	95,000	LIBOR+1.60%	—	8/31/2018	90,188
Mortgage loan secured by Met Park North(10)	64,500	LIBOR+1.55%	—	8/1/2020	64,500
Mortgage loan secured by First Financial(11)	43,000	4.58%	2,002	2/1/2022	36,799
Mortgage loan secured by 10950 Washington(12)	29,300	5.316%	2,639	3/11/2022	24,632
Mortgage loan secured by Pinnacle I(13)	129,000	3.954%	5,172	11/7/2022	117,190
Subtotal	$925,988
Unamortized loan premium, net(14)	5,320
Total	$931,308
______________________________

(1)	Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed, excluding the amortization of loan fees and costs.

(2)	This loan was assumed on May 22, 2013 in connection with the closing of our acquisition of the 3401 Exposition Boulevard property.

(3)	This loan was assumed on November 22, 2011 in connection with the closing of our acquisition of the 6922 Hollywood Boulevard property. This loan is amortizing based on a 30-year amortization schedule.

(4)
This loan was assumed on June 14, 2013 in connection with the contribution of the Pinnacle II building to the Company’s joint venture with M. David Paul & Associates/Worthe Real Estate Group. This loan bore interest only for the first five years. Beginning with the payment due October 6, 2011, monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule.

(5)
On October 29, 2012, we obtained a loan for our 901 Market property pursuant to which we borrowed $49,600 upon closing, with the ability to draw up to an additional $11,900 for budgeted base building, tenant improvements, and other costs associated with the renovation and lease-up of that property.

(6)
We have the ability to draw up to $65,500 for budgeted site-work, construction of a parking garage, base building, tenant improvement, and leasing commission costs associated with the renovation and lease-up of the property.

(7)
On March 16, 2011, we purchased an interest rate cap in order to cap one-month LIBOR at 3.715% with respect to $50,000 of the loan through February 11, 2016. On January 11, 2012 we purchased an interest rate cap in order to cap one-month LIBOR at 2.00% with respect to $42,000 of the loan through February 11, 2016. Effective August 22, 2013, the terms of this loan were amended to increase the outstanding balance from $92,000 to $97,000, reduce the interest rate from LIBOR plus 3.50% to LIBOR plus 2.25%, and extend the maturity date from February 11, 2016 to February 11, 2018.

(8)	This loan is amortizing based on a 30-year amortization schedule.

(9)
This loan bears interest only for the first two years. Beginning with the payment due August 1, 2015, monthly debt service will include annual debt amortization payments of $1,604 based on a 30-year amortization schedule.

(10)
This loan bears interest only at a rate equal to one-month LIBOR plus 1.55%. The full loan amount is subject to an interest rate contract that swapped one-month LIBOR to a fixed rate of 2.1644% through the loan's maturity on August 1, 2020.

(11)
This loan bears interest only for the first two years. Beginning with the payment due March 1, 2014, monthly debt service will include principal payments based on a 30-year amortization schedule, for total annual debt service of $2,639.

(12)	This loan is amortizing based on a 30-year amortization schedule.

(13)
This loan bears interest only for the first five years. Beginning with the payment due December 6, 2017, monthly debt service will include annual debt amortization payments based on a 30-year amortization schedule.

(14)	Represents unamortized amount of the non-cash mark-to-market adjustment on debt associated with 6922 Hollywood Boulevard and Pinnacle II.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
Fourth Quarter 2013 Supplemental Operating and Financial Data

SAME-STORE ANALYSIS(1)
(unaudited, $ in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	% change	2013		2012		% change
Same-store office statistics
Number of properties	13	13		13		13
Rentable square feet	3,197,547	3,197,547		3,197,547		3,197,547
Ending % leased	95.5%	94.0%	1.6%	95.5%		94.0%		1.6%
Ending % occupied	88.7%	88.5%	0.2%	88.7%		88.5%		0.2%
Quarterly average % occupied	87.5%	89.0%	(1.7)%	89.7%		90.6%		(1.0)%

Same-store media statistics
Number of properties	2	2		2		2
Rentable square feet	874,562	874,562		874,562		874,562
TTM average % occupied	69.9%	74.0%	(5.5)%	69.9%		74.0%		(5.5)%
Quarterly average % occupied	70.1%	76.6%	(8.5)%	69.9%		74.0%		(5.5)%

Same-store net operating income — GAAP basis
Total office revenues	$29,177	$22,795	28.0%	$116,686	(3)	$91,200		27.9%
Total media revenues	9,560	10,629	(10.1)	39,113		39,514		(1.0)
Total revenues	$38,737	$33,424	15.9%	$155,799		$130,714		19.2%

Total office expense	$12,944	$10,333	25.3%	$47,529		$40,713	(2)	0.2
Total media expense	5,699	6,320	(9.8)	23,714	(4)	24,205		(2.0)
Total property expense	$18,643	$16,653	11.9%	$71,243		$64,918		9.7%

Same-store office net operating income — GAAP basis	$16,233	$12,462	30.3%	$69,157		$50,487		37.0%
Same-store media net operating income — GAAP basis	3,861	4,309	(10.4)	15,399		15,309		0.6
Same-store total property net operating income — GAAP basis	$20,094	$16,771	19.8%	$84,556		$65,796		28.5%

Same-store net operating income — Cash basis
Total office revenues	$27,643	$22,656	22.0%	$108,606	(3)	$87,644		23.9%
Total media revenues	9,559	10,624	(10.0)	39,081		39,467		(1.0)
Total revenues	$37,202	$33,280	11.8%	$147,687		$127,111		16.2%

Total office expense	$12,882	$10,271	25.4%	$47,282		$39,548		19.6%
Total media expense	5,699	6,320	(9.8)	23,714	(4)	24,205		(2.0)
Total property expense	$18,581	$16,591	12.0%	$70,996		$63,753		11.4%

Same-store office net operating income — Cash basis	$14,761	$12,385	19.2%	$61,324		$48,096		27.5%
Same-store media net operating income — Cash basis	3,860	4,304	(10.3)	15,367		15,262		0.7
Same-store total property net operating income — Cash basis	$18,621	$16,689	11.6%	$76,691		$63,358		21.0%
______________________________

(1)	“Same store” is defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2012 and still owned and included in the stabilized portfolio as of December 31, 2013.

(2)	Amount excludes a $918 tax charge disclosed in the Q2-2012 earnings release.

(3)	Amount excludes a $1,082 early lease termination fee income disclosed in the Q1-2013 earnings release.

(4)	Amount excludes a $797 property tax savings disclosed in the Q1-2013 earnings release.

Hudson Pacific Properties, Inc.
Fourth Quarter 2013 Supplemental Operating and Financial Data

RECONCILIATION OF SAME-STORE PROPERTY NET OPERATING INCOME TO GAAP NET INCOME (LOSS)
(unaudited, $ in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Reconciliation to net income
Same-store office revenues — Cash basis	$27,643	$22,656	$108,606	$87,644
GAAP adjustments to office revenues — Cash basis	1,534	139	8,080	3,556
Early lease termination fee adjustment to office revenues	753	—	1,834	—
Same-store office revenues — GAAP basis	$29,930	$22,795	$118,520	$91,200

Same-store media revenues — Cash basis	$9,559	$10,624	$39,081	$39,467
GAAP adjustments to media revenues — Cash basis	1	5	32	47
Same-store media revenues — GAAP basis	$9,560	$10,629	$39,113	$39,514

Same-store property revenues — GAAP basis	$39,490	$33,424	$157,633	$130,714

Same-store office expenses — Cash basis	$12,882	$10,271	$47,282	$39,548
GAAP adjustments to office expenses — Cash basis	62	62	247	247
One-time expense adjustments per definition	—	—	—	918
Same-store office expenses — GAAP basis	$12,944	$10,333	$47,529	$40,713

Same-store media expenses — Cash basis	$5,699	$6,320	$23,714	$24,205
GAAP adjustments to media expenses — Cash basis	—	—	—	—
Property tax savings adjustment to media expenses	—	—	(797)	—
Same-store media expenses — GAAP basis	$5,699	$6,320	$22,917	$24,205

Same-store property expenses — GAAP basis	$18,643	$16,653	$70,446	$64,918

Same-store net operating income — GAAP basis	$20,847	$16,771	$87,187	$65,796
Non-Same Store GAAP net operating income	11,311	6,297	30,788	19,726
General and administrative	(4,757)	(3,749)	(19,952)	(16,497)
Depreciation and amortization	(16,994)	(17,144)	(70,063)	(54,758)
Income from operations	$10,407	$2,175	$27,960	$14,267
Interest expense	(6,797)	(5,094)	(25,470)	(19,071)
Interest income	10	157	272	306
Acquisition-related expenses	(454)	(236)	(1,446)	(1,051)
Other expenses (income)	140	57	99	92
Impairment loss from discontinued operations	—	—	(5,580)	—
Income from discontinued operations	(37)	(30)	1,571	451
Net income	$3,269	$(2,971)	$(2,594)	$(5,006)

Hudson Pacific Properties, Inc.
Fourth Quarter 2013 Supplemental Operating and Financial Data

STABILIZED OFFICE PORTFOLIO SUMMARY, OCCUPANCY, AND IN-PLACE RENTS(1)
(unaudited)

		Percent of Total	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)	Monthly Rent Per Square Foot
County	Square Feet(2)
Seattle
Met Park North	190,748	4.7%	95.4%	95.4%	$4,702,751	$25.85	$2.15
Subtotal	190,748	4.7%	95.4%	95.4%	$4,702,751	$25.85	$2.15

San Francisco
Rincon Center	580,850	14.2%	69.8%	88.8%	$16,263,997	$40.09	$3.34
1455 Market Street	1,012,012	24.8	88.0	96.7	18,821,822	21.14	1.76
875 Howard Street	286,270	7.0	97.9	99.4	7,019,003	25.05	2.09
222 Kearny Street	148,797	3.6	91.6	91.6	4,900,281	35.96	3.00
625 Second Street	137,018	3.4	89.6	100.0	5,391,747	43.91	3.66
275 Brannan Street	54,673	1.3	100.0	100.0	2,897,669	53.00	4.42
Subtotal	2,219,620	54.4%	85.1%	94.9%	$55,294,519	$29.26	$2.44

Los Angeles
First Financial	222,423	5.5%	95.8%	95.8%	$7,284,917	$34.20	$2.85
Technicolor Building	114,958	2.8	100.0	100.0	4,549,302	39.57	3.30
Del Amo Office Building	113,000	2.8	100.0	100.0	3,069,070	27.16	2.26
9300 Wilshire	61,224	1.5	96.2	98.0	2,398,198	40.71	3.39
10950 Washington	159,024	3.9	100.0	100.0	5,190,720	32.64	2.72
604 Arizona	44,260	1.1	100.0	100.0	1,779,252	40.20	3.35
6922 Hollywood	205,523	5.0	92.2	92.2	7,963,981	42.04	3.50
10900 Washington	9,919	0.2	100.0	100.0	339,176	34.19	2.85
Pinnacle I	393,777	9.7	91.7	91.7	14,829,638	41.05	3.42
Pinnacle II	231,864	5.7	99.2	99.2	8,637,927	37.56	3.13
Subtotal	1,555,972	38.1%	96.0%	96.1%	$56,042,181	$37.52	$3.13

San Diego
Tierrasanta	112,300	2.8%	96.4%	96.4%	$1,569,572	$14.50	$1.21
Subtotal	112,300	2.8%	96.4%	96.4%	$1,569,572	$14.50	$1.21

TOTAL	4,078,640	100.0%	90.1%	95.4%	$117,609,023	$32.01	$2.67
_____________________________

(1)
Our stabilized portfolio excludes undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties and properties “held for sale”. As of December 31, 2013, we had no office development property under construction, three office redevelopment properties (Element LA, 3401 Exposition, and 1861 Bundy) under construction, three lease-up properties (901 Market Street, First & King, and Northview) and no properties held for sale. We define “lease-up” properties as properties we recently purchased, developed, or redeveloped that have not yet reached 92% occupancy and are within one year following purchase and cessation of major construction activities, as applicable.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of December 31, 2013, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of December 31, 2013, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of December 31, 2013. Annualized base rent does not reflect tenant reimbursements.

Hudson Pacific Properties, Inc.
Fourth Quarter 2013 Supplemental Operating and Financial Data

DEVELOPMENT, REDEVELOPMENT, LEASE-UP PROPERTIES, AND PROPERTIES HELD-FOR-SALE(1)
(unaudited)

						Annualized Base Rent Per Square Foot(4)	Monthly Rent Per Square Foot
		Percent of Total	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)
County	Square Feet(2)
Seattle
First & King	472,223	38.9%	90.5%	90.5%	$9,130,740	$21.37	$1.78
Northview	182,229	15.0	83.3	83.3	3,119,304	20.56	1.71
Subtotal	654,452	53.9%	88.5%	88.5%	$12,250,044	$21.16	$1.76

San Francisco
901 Market Street	212,319	17.5%	54.5%	76.9%	$3,435,511	$29.69	$2.47
Subtotal	212,319	17.5%	54.5%	76.9%	$3,435,511	$29.69	$2.47

Los Angeles
Element LA(5)	247,545	20.4%	—%	100.0%	$—	$—	$—
3401 Exposition(6)	63,376	5.2	—	100.0	—	—	—
1861 Bundy(5)	36,492	3.0	—	100.0	—	—	—
Subtotal	347,413	28.6%	—%	100.0%	$—	$—	$—

TOTAL	1,214,184	100.0%	57.2%	89.7%	$15,685,555	$22.58	$1.88

LAND PROPERTIES

County	Estimated Developable Square Feet(7)	Percent of Total
Los Angeles
Sunset Bronson—Lot A	273,913	17.3%
Sunset Bronson—Redevelopment	389,740	24.6
Sunset Gower— Redevelopment	423,396	26.7
Element LA	500,000	31.5
TOTAL	1,587,049	100.0%
______________________________

(1)
Excludes stabilized properties. As of December 31, 2013, we had no office development property under construction, three office redevelopment properties (Element LA, 3401 Exposition, and 1861 Bundy) under construction, three lease-up properties (901 Market Street, First & King, and Northview) and no properties held for sale. We define “lease-up” properties as properties we recently purchased, developed, or redeveloped that have not yet reached 92% occupancy and are within one year following purchase and cessation of major construction activities, as applicable.

(2)
Estimated developable square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the BOMA rentable area. Square footage may change over time due to remeasurement or releasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of December 31, 2013, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of December 31, 2013, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of December 31, 2013. Annualized base rent does not reflect tenant reimbursements.

(5)
Element LA and 1861 Bundy are subject to a 15-year lease with Riot Games, Inc. for all 247,545 square feet at Element LA and 36,492 square feet at 1861 Bundy. The lease was executed on November 4, 2013. Commencement of the lease is scheduled for the second quarter of 2015.

(6)
3401 Exposition is subject to a 12-year lease with Deluxe Entertainment Services Inc. for all 63,376 square feet. The lease was executed on October 22, 2013. Commencement of the lease is scheduled for the third quarter of 2014.

(7)
Estimated developable square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

Hudson Pacific Properties, Inc.
Fourth Quarter 2013 Supplemental Operating and Financial Data

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY, OCCUPANCY, AND IN-PLACE RENTS

Property	Square Feet(1)	Percent of Total	Percent Leased(2)	Annual Base Rent(3)	Annual Base Rent Per Leased Square Foot(4)

Sunset Gower	570,470	64.5%	65.3%	$12,270,624	$32.92

Sunset Bronson	313,723	35.5	78.1	8,733,969	35.63

TOTAL	884,193	100.0%	69.9%	$21,004,593	$34.00

______________________________

(1)
Square footage for media and entertainment properties has been determined by management based upon estimated gross square feet which, may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(2)	Percent leased for media and entertainment properties is the average percent leased for the 12 months ended December 31, 2013.

(3)	Annual base rent for media and entertainment properties reflects actual base rent for the 12 months ended December 31, 2013, excluding tenant reimbursements.

(4)	Annual base rent per leased square foot for the media and entertainment properties is calculated as (i) annual base rent divided by (ii) square footage under lease as of December 31, 2013.

Hudson Pacific Properties, Inc.
Fourth Quarter 2013 Supplemental Operating and Financial Data

FIFTEEN LARGEST OFFICE TENANTS

Tenant	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent(1)	Percent of Annualized Base Rent
Warner Bros. Entertainment	1	1	12/31/2021	230,000	4.3%	$8,637,927	6.5%
Warner Music Group	1	1	12/31/2019	195,166	3.7	7,881,178	5.9
EMC Corporation(2)	2	2	Various	294,756	5.6	7,033,054	5.3
Bank of America(3)	1	1	Various	502,233	9.5	6,432,454	4.8
Square	1	1	9/27/2023	202,606	3.8	6,322,405	4.7
AIG(4)	1	1	Various	140,564	2.7	6,183,793	4.6
GSA(5)	4	3	Various	168,393	3.2	5,350,456	4.0
NFL Enterprises	2	2	6/30/2017	137,305	2.6	4,704,997	3.5
Fox Interactive Media, Inc.	1	1	3/31/2017	104,897	2.0	4,594,278	3.4
Technicolor Creative Services USA, Inc.	1	1	5/31/2020	114,958	2.2	4,549,302	3.4
Clear Channel	1	1	9/30/2016	107,715	2.0	4,479,985	3.4
Salesforce.com(6)	1	1	Various	93,028	1.8	4,093,232	3.1
Amazon	1	1	11/30/2023	139,824	2.6	3,669,637	2.8
Capital One	1	1	2/28/2019	133,148	2.5	3,269,711	2.5
Saatchi & Saatchi North America, Inc.	1	1	12/31/2019	113,000	2.1	3,069,070	2.3
TOTAL	20	19		2,677,593	50.6%	$80,271,479	60.2%

______________________________

(1)
Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of December 31, 2013, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)	EMC expirations by property and square footage: (1) 66,510 square feet at 875 Howard Street expiring on June 30, 2019; and (2) 228,246 square feet at First & King expiring on December 31, 2023.

(3)
We have completed leases at our 1455 Market property with Square Inc. for 332,492 square feet which backfills certain space currently leased to Bank of America. The following summarizes Bank of America’s early termination rights by square footage as of December 31, 2013, subject to the pending lease commencements with Square Inc.: (1) 152,373 square feet at December 31, 2013, 129,886 square feet of which is scheduled to be delivered to Square Inc. in January 2014 for lease commencement in January 2014; (2) 212,854 square feet at December 31, 2015; and (3) 137,006 square feet at December 31, 2017.

(4)	AIG expirations by square feet: (1) 7,964 square feet expiring on August 31, 2014; and (2) 132,600 square feet expiring on July 31, 2017.

(5)
GSA expirations by property and square footage: (1) 89,995 square feet at 1455 Market Street expiring on February 19, 2017; (2) 5,906 square feet at 901 Market Street expiring on April 30, 2017; (3) 28,993 square feet at Northview expiring on April 4, 2020; and (4) 43,499 square feet at 901 Market Street expiring on July 31, 2021.

(6)
We have completed leases at our Rincon Center property with Salesforce.com for 235,733 square feet of which 142,705 square feet has yet to commence. The following summarizes Salesforce.com's expirations by square feet: (1) 83,016 uncommenced square feet expiring on July 31, 2025; (2) 59,689 uncommenced square feet expiring April 30, 2027; and (3) 93,028 commenced square feet expiring on October 31, 2028.

Hudson Pacific Properties, Inc.
Fourth Quarter 2013 Supplemental Operating and Financial Data

OFFICE PORTFOLIO LEASING ACTIVITY

Total Gross Leasing Activity
Rentable square feet	416,948
Number of leases	19

Gross New Leasing Activity
Rentable square feet	380,118
New cash rate	$49.83
Number of leases	8

Gross Renewal Leasing Activity
Rentable square feet	36,830
Renewal cash rate	$38.39
Number of leases	11

Net Absorption
Leased rentable square feet	349,464

Cash Rent Growth(1)
Expiring Rate	$33.68
New/Renewal Rate	$41.08
Change	22.0%

Straight-Line Rent Growth(2)
Expiring Rate	$31.28
New/Renewal Rate	$40.39
Change	29.1%

Weighted Average Lease Terms
New (in months)	161
Renewal (in months)	64

Tenant Improvements and Leasing Commissions(3)	Total Lease Transaction Costs Per Square Foot	Annual Lease Transaction Costs Per Square Foot
New leases	$93.45	$6.96
Renewal leases	$21.29	$3.97
Blended	$87.08	$6.85
______________________________

(1)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(2)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)	Represents per square foot weighted average lease transaction costs based on the lease executed in the current quarter in our properties.

Hudson Pacific Properties, Inc.
Fourth Quarter 2013 Supplemental Operating and Financial Data

OFFICE LEASE EXPIRATIONS — ANNUAL

Year of Lease Expiration	Square Footage of Expiring Leases(1)	Percent of Office Portfolio Square Feet	Annualized Base Rent(2)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Square Foot(3)	Annualized Base Rent Per Square Foot at Expiration(4)
Available	311,164	5.9%	$—	—%	$—	$—
2013	208,299	3.9	4,575,746	2.8	21.97	21.97
2014	126,641	2.4	4,720,012	2.9	37.27	37.63
2015	292,003	5.5	4,866,628	3.0	16.67	17.78
2016	392,965	7.4	12,603,744	7.7	32.07	34.13
2017	779,768	14.7	25,817,251	15.8	33.11	34.76
2018	355,407	6.7	9,357,304	5.8	26.33	29.27
2019	605,078	11.4	20,445,039	12.6	33.79	38.84
2020	374,889	7.1	14,228,925	8.7	37.96	45.54
2021	358,091	6.8	11,474,952	7.0	32.04	37.82
2022	18,906	0.4	703,015	0.4	37.18	41.19
Thereafter	835,279	15.8	24,501,961	15.0	29.33	38.63
Building management use	21,364	0.4	—	—	—	—
Signed leases not commenced(5)	612,970	11.6	29,736,474	18.3	48.51	68.51
Total/Weighted Average	5,292,824	100.0%	$163,031,051	100.0%	$32.73	$39.07

______________________________

(1)
Please see footnote (2) on page 16 of this Supplemental Operating and Financial Data report for an explanation of the re-leasing status of 152,373 square feet currently leased to Bank of America scheduled to expire on December 31, 2013 at our 1455 Market property.

(2)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options (with the exception of the Bank of America lease at our 1455 Market property, which is assumed to exercise all early termination options). Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of December 31, 2013, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(3)
Annualized base rent per square foot for all lease expiration years and building management use is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of December 31, 2013.

(4)
Annualized base rent per square foot at expiration for all lease expiration years and building management use is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of December 31, 2013.

(5)
Annualized base rent per leased square foot and annualized best rent per square foot at expiration for signed leases not commenced, reflects uncommenced leases and is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under uncommenced leases for vacant space as of December 31, 2013, divided by (ii) square footage under uncommenced leases as of December 31, 2013.

Hudson Pacific Properties, Inc.
Fourth Quarter 2013 Supplemental Operating and Financial Data

QUARTERLY OFFICE LEASE EXPIRATIONS — NEXT FOUR QUARTERS

	Q1 2014		Q2 2014		Q3 2014		Q4 2014
County	Expiring SF	Rent per SF(1)	Expiring SF	Rent per SF(1)	Expiring SF	Rent per SF(1)	Expiring SF	Rent per SF(1)
Seattle
First & King	1,334	$4.50	—	$—	—	$—	—	$—
Met Park North	—	—	—	—	—	—	—	—
Northview	—	—	—	—	—	—	4,015	18.43
Subtotal	1,334	$4.50	—	$—	—	$—	4,015	$18.43

San Francisco
Rincon Center	9,497	$44.27	16,255	$26.19	14,685	$42.51	2,130	$22.00
1455 Market Street	1,511	32.07	—	—	—	—	1,500	37.97
875 Howard Street	—	—	—	—	—	—	—	—
222 Kearny Street	—	—	7,844	34.52	3,613	31.56	1,271	38.00
625 Second Street	—	—	—	—	—	—	—	—
275 Brannan Street	—	—	—	—	—	—	—	—
901 Market Street	—	—	—	—	3,010	21.00	—	—
Subtotal	11,008	$42.59	24,099	$28.90	21,308	$37.61	4,901	$31.04

Los Angeles
First Financial	—	$—	3,318	$32.75	908	$24.60	3,418	$33.14
Technicolor Building	—	—	—	—	—	—	—	—
Del Amo Office Building	—	—	—	—	—	—	—	—
9300 Wilshire	3,155	35.10	1,410	39.93	3,472	38.19	—	—
10950 Washington	—	—	—	—	—	—	—	—
604 Arizona	—	—	—	—	—	—	—	—
6922 Hollywood	2,115	82.80	—	—	—	—	4,684	74.37
10900 Washington	—	—	—	—	—	—	—	—
Element LA	—	—	—	—	—	—	—	—
Pinnacle I	—	—	4,040	45.73	—	—	28,129	42.68
Pinnacle II	—	—	—	—	—	—	—	—
3401 Exposition	—	—	—	—	—	—	—	—
1861 Bundy	—	—	—	—	—	—	—	—
Subtotal	5,270	$54.24	8,768	$39.89	4,380	$35.37	36,231	$45.88

San Diego
Tierrasanta	—	$—	5,327	$12.83	—	$—	—	$—
Subtotal	—	$—	5,327	$12.83	—	$—	—	$—

TOTAL	17,612	$43.19	38,194	$29.18	25,688	$37.23	45,147	$41.83
______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options (with the exception of the Bank of America lease at our 1455 Market property, which is assumed to exercise all early termination options). Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of December 31, 2013, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

Hudson Pacific Properties, Inc.
Fourth Quarter 2013 Supplemental Operating and Financial Data

OFFICE PORTFOLIO DIVERSIFICATION

	Total	Annualized Rent as
Industry	Square Feet(1)	of Percent of Total
Business Services	79,001	1.4%
Educational	133,814	3.6
Financial Services	799,530	10.9
Insurance	140,564	4.6
Legal	81,279	2.0
Media & Entertainment	1,016,616	29.1
Other	168,249	2.7
Real Estate	62,437	1.7
Retail	407,703	8.1
Technology	1,045,826	25.7
Advertising	113,000	2.3
Government	283,612	7.0
Healthcare	37,059	0.9
TOTAL	4,368,690	100.0%

______________________________

(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
Fourth Quarter 2013 Supplemental Operating and Financial Data

DEFINITIONS

Funds From Operations (FFO): We calculate funds from operations before non-controlling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of above (below) market rents for acquisition properties and amortization of deferred financing costs and debt discounts) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO): Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, and amortization of above/below market lease intangible assets and liabilities and amortization of loan discounts/premium. We also add to FFO the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.